EXHIBIT 99.1

ISSUER:                        CRITICAL HOME CARE, INC. [CCLH.OB]
REPORTING INDIVIDUAL:          JOHN ELLIOTT, II
                               26777 CENTRAL PARK BLVD., SUITE #200
                               SOUTHFIELD, MI 48076

DATE OF EARLIEST
TRANSACTION REPORTED           MAY 10, 2004

-----------------------------------------

Pursuant to a Stock Option Agreement, executed on May 7, 2004 by and between the Issuer and the reporting person, the reporting person was granted six (6) separate options to acquire up to four million (4,000,000) shares ("Option Shares") of voting common stock of the Issuer as set forth below.

                                         NUMBER OF SHARES SUBJECT TO THE OPTION
                                         --------------------------------------

        Option #1                                       500,000
        Option #2                                       500,000
        Option #3                                       500,000
        Option #4                                       500,000
        Option #5                                     1,000,000
        Option #6                                     1,000,000

The Options may not be exercised until such time that the Options become vested. Pursuant to the Stock Option Agreement, the Options shall vest, and may be exercised by the reporting person, as follows:

                     Option #1                If the Company's Adjusted
                                              EBITDA for fiscal year 2006 is
                                              equal to or exceeds Ten Million
                                              Seven Hundred Thousand
                                              ($10,700,000) Dollars, then Option
                                              #1 shall immediately vest in its
                                              entirety.

                     Option #2                If the Company's Adjusted
                                              EBITDA for fiscal year 2006 is
                                              equal to or exceeds Eleven Million
                                              ($11,000,000) Dollars, then Option
                                              #2 shall immediately vest in its
                                              entirety.

                     Option #3                If the Company's Adjusted
                                              EBITDA for fiscal year 2007 is
                                              equal to or exceeds Thirteen
                                              Million Five Hundred Thousand
                                              ($13,500,000) Dollars, then Option
                                              #3 shall immediately vest in its
                                              entirety.

                     Option #4                If the Company's Adjusted
                                              EBITDA for fiscal year 2007 is
                                              equal to or exceeds Fourteen
                                              Million ($14,000,000) Dollars,
                                              then Option #4 shall immediately
                                              vest in its entirety.
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                     Option #5                If the Company's Adjusted
                                              EBITDA for fiscal year 2008 is
                                              equal to or exceeds Seventeen
                                              Million Five Hundred Thousand
                                              ($17,500,000) Dollars, then Option
                                              #5 shall immediately vest in its
                                              entirety.

                     Option #6                If the Company's EBITDA for
                                              fiscal year 2008 is equal to or
                                              exceeds Eighteen Million Five
                                              Hundred Thousand ($18,500,000)
                                              Dollars, then Option #6 shall
                                              immediately vest in its entirety.

The Stock Option Agreement further states that all unvested Options shall immediately vest and be fully exercisable by the reporting person if (1) the reporting person's employment with the Issuer is terminated by the Issuer for any reason other than for cause; (2) the reporting person terminates his employment with the Issuer for good reason; or (3) the Issuer undergoes a change of control.